Exhibit 10.15

                                           July 22, 2004

EarlyBirdCapital, Inc.
600 Third Avenue
33rd Floor
New York, New York 10016

      Re:   China Unistone Acquisition Corporation

Gentlemen:

            This letter will confirm the agreement of the undersigned to each purchase warrants ("Warrants") of China Unistone Acquisition Corporation ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common Stock and Warrants will not be separately tradeable until 90 days after the effective date of the Company's IPO unless EarlyBirdCapital, Inc. ("EBC") informs the Company of its decision to allow earlier separate trading.

            Each of the undersigned jointly and severally agrees that this letter agreement constitutes an irrevocable order for EBC to purchase for the undersigned's accounts within the forty-trading day period commencing on the date separate trading of the Warrants commences ("Separation Date") up to an aggregate of 1,000,000 Warrants at market prices not to exceed $0.65 per Warrant ("Maximum Warrant Purchase"). EBC (or such other broker dealer(s) as EBC may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the forty-trading day period commencing on the Separation Date. EBC further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

            Any of the undersigned may notify EBC that all or part of the Maximum Warrant Purchase will be made by an affiliate of any of the undersigned (or another person or entity introduced to EBC by the undersigned (a "Designee")) who (or which) has an account at EBC and, in such event, EBC will make such purchase on behalf of said affiliate or Designee; provided, however, that each of the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment.

            Each of the undersigned agrees that neither he nor any affiliate or Designee shall sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of EBC, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

                                             Very truly yours,

                                             /s/ Chih T. Cheung
                                             -------------------
                                             Chih T. Cheung

                                             /s/ James Z. Li
                                             -------------------
                                             James Z. Li

                                             /s/ James Preissler
                                             -------------------
                                             James Preissler